EXHIBIT "99"


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{GRAPHIC-LOGO] EAST TEXAS FINANCIAL SERVICES, INC.
               _________________________________________________________________
               1200 South Beckham - P.O.Box 6910 - Tyler, TX 75711-6910 - 903-593-1767 - Fax 903-593-1094


                                  NEWS RELEASE


For verification,  contact: Gerald W. Free, President and CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, May 14, 1997

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                ANNOUNCES COMPLETION OF STOCK REPURCHASE PROGRAM

Tyler, Texas, May 14, 1997, - - - East Texas Financial  Services,  Inc. (NASDAQ:
ETFS), today announced the completion of its fourth stock repurchase program. On April 17, 1997, the Company announced its intention to repurchase, in the open market, up to 5% or 53,964 shares of its common stock. Today, the Company announces the completion of the repurchase of all 53,694 shares of the stock at a purchase price of $17.625 per share. The repurchased shares will be placed into treasury stock and be used for general corporate purposes, including the issuance of shares under the Company's stock option plan.

East Texas Financial Services, Inc., is the holding Company for First Federal Savings and Loan Association of Tyler, Texas. The Company issued 1,215,190 shares of stock in its initial public offering completed on January 10, 1995, in conjunction with the conversion of the Association from a federally chartered mutual to stock savings and loan association. The Company now has outstanding 1,025,321 shares of stock.





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